UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 15, 2011

                        Baltia Air Lines, Inc.
        (Exact name of registrant as specified in its chapter)

      New York                 CIK 869187               11-2989648
(State of incorporation) (Commission File Number)    (IRS Employer ID)

63-25 Saunders St., Suite 7 I, Rego Park, New York        11374
  (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: 907 275-5205

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:

[  ] Written communications pursuant to Rule 425
     of the Securities Act (17 CFR 230.425
[  ] Soliciting material pursuant to Rule 14a-12
     of the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b)
     under the Exchange Act 17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))


Item 4.01.  Changes in Registrant's Certifying Accountant.

(a) On April 15, 2011 the Company Board of Directors, acting through the Chief Financial Officer, Igor Dmitrowsky, accepted the resignation of Mr. Ronald Chadwick, P.C. from his engagement to be the independent certifying accountant for the Company.

(b) On April 15, 2011, the Company re-engaged Mr. Patrick Rodgers, CPA, PA who had acted as its independent certifying accountant for fiscal year 2008, to act as the Company's independent registered public accountant beginning immediately and, specifically, to complete the year-end audit for fiscal year 2009 and 2010. Since his release on March 10, 2010 to his re-engagement on this date, neither the Company nor anyone acting on the Company's behalf hired Mr. Patrick Rodgers, CPA, PA, in any capacity, nor consulted with him as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event under 304(a)2) of Regulation S-K.

(c) The engagement of a new accountant, and the acceptance of the resignation of the prior accountant was done by the Chief Financial Officer and Chairman of the Board of the Company, Mr. Igor Dmitrowsky, with the knowledge and approval of the other members of the Board of Directors. The Company does not have an audit committee or any other committee charged with oversight of financial matters, and has entrusted this responsibility in its Chief Financial Officer.

(d) Since his engagement and to the date of his resignation, there have not been, nor are there now, any disagreements between the Company and Mr. Ronald Chadwick, P.C. with respect to any matter of accounting principles, practices, financial statement disclosure, auditing scope or procedure for the reporting and filing completed prior to this date, nor have there been any "reportable events" as defined by Regulation S-K section 304(a)(1)(v) during that same period, other than has been reported and disclosed as required.

(e) Due to this change of certifying accountants, the Company intends to file its 10-K annual report with unaudited financial statements, and to file an amended report when the audit is completed.

(f) The Company's prior certifying accountant, Mr. Ronald Chadwick, P.C. and the newly engaged certifying accountant, Mr. Patrick Rogers, CPA, PA have each reviewed this disclosure and consented as set forth in exhibit EX-16.1 submitted herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

by:  /s/  Igor Dmitrowsky
Igor Dmitrowsky, President
and Chief Financial Officer
April 15, 2011


EX-16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

April 15, 2011

Securities and Exchange Commission
100 F Street NE
Washington, D.C.  20549

Re: Baltia Air Lines, Inc.

On April 15, 2011 my appointment as auditor for Baltia Air Lines, Inc. ceased. I have read Baltia Air Lines, Inc.'s statements included under
Item 4.01 of its Form 8-K dated April 15, 2011 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant



Mr. Patrick Rodgers, CPA, PA
309 East Citrus Street
Altamonte Springs, FL 32701

April 15, 2011

Securities & Exchange Commission
100 F Street NE
Washington, DC 20549

Dear Sir/Madam:

Baltia Air Lines, Inc. (the "Company") has made available to me a copy of its Current Report on Form 8-K, dated April 15, 2011, in which it provides information pursuant to item 4.01 with regard to "Changes in Registrant's Certifying Accountant".

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company's independent auditor.

Sincerely,

/s/
Patrick Rodgers